SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                ((Amendment No. )

Filed by the  Registrant  [ x ]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6a-12)
[ x ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                               SYNERGY BRANDS INC.
                               -------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies

- ------------------------------------------------------------------------------
2.  Aggregate number of securities to which transaction applies:

- ------------------------------------------------------------------------------
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

- ------------------------------------------------------------------------------
4.  Proposed maximum aggregate value of transaction:

- ------------------------------------------------------------------------------
5.  Total fee paid:

- ------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:

- ------------------------------------------------------------------------------
2.   Form, Schedule or Registration Statement No.

- ------------------------------------------------------------------------------
3.   Filing Party:

- ------------------------------------------------------------------------------
4.   Date Filed:

- ------------------------------------------------------------------------------
                                      -2-

                               SYNERGY BRANDS INC.
                               40 Underhill Blvd.
                                Syosset, NY 11791

                                 PROXY STATEMENT


     This statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Synergy Brands Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on July 5, 2000 at 10:00 A.M. at Melville Marriott, Melville, New York, 631-423-1600.

                               VOTING PROCEDURES

     Stockholders of record at the close of business on June 1, 2000 will be entitled to vote at the Meeting. On the said record date, there were 14,455,616 shares of Common Stock, par value $.001 per share ("Common Stock"), outstanding, each of which being entitled to one vote at the Meeting, and 100,000 shares of Class A Preferred Stock, par value $.001 per share ("Preferred Stock" and, together with the Common Stock, collectively the "Company Shares"), outstanding, each of which being entitled to 13 votes at the Meeting (vote is controlled by Mair Faibish, Executive Vice President of the Company). Holders of the Common Stock and the Preferred Stock will vote as a single class as to all matters to come before the Meeting. A Shareholder List disclosing shareholders of record on June 1, 2000 shall be made available for inspection by shareholders entitled to vote at the Annual Meeting at the location of the Meeting on the date of and in advance of the date of the Meeting.

     The By-Laws of the Company (the "By-Laws") provide that the holders of a minimum of one third of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. The By-Laws further provide that the directors of the Company shall be elected by a plurality vote and by applicable statute, the proposition for amendment of the Company's Certificate of Incorporation to increase its authorized stock and establish Class B Preferred Stock requires the vote of a majority of all votes represented by outstanding stock, and that, except as otherwise provided by statute, the Certification of Incorporation of the Company, or the By-Laws, all other matters coming before the meeting shall be decided by the vote of a majority of the number of Company Shares present in person or represented by proxy at the Meeting and entitled to vote thereat where a quorum is present.

     Votes cast at the Meeting will be counted by the person appointed by the Company to act as inspectors of election for the Meeting. The inspectors of election will treat Company Shares represented by a properly executed and returned proxy as present at the Meeting for purpose of determining a quorum. Abstention and broker non-votes with respect to particular proposals will not affect the determination of a quorum.

     Five directors will be elected by a plurality vote of the Company Shares present, in person or by proxy, and entitled to vote at the Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will have no effect thereon. All other matters to come before the Meeting require either the approval of a majority of the votes represented by all Company Shares or those present at the meeting and entitled to vote thereon, therefore abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be a part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

     Proxies in the enclosed form are solicited by the Board of Directors to provide an opportunity to every stockholder to vote on all matters to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the Company Shares represented thereby will be voted at the Meeting in accordance with stockholder direction. Proxies in the enclosed form upon presentation unless otherwise designated thereon will be voted FOR the election of each director, FOR amendment of the Company's Certificate of Incorporation to increase its authorized stock and create a Class B Preferred Stock, and FOR the election of Belew, Averitt LLP as the Company's auditors for the fiscal year ended December 31, 2000. Any stockholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A stockholder may also attend at the Meeting in person and vote by ballot, thereby canceling any proxy previously given. Except for the election of directors, Amendment to the Company's Certificate of Incorporation and confirmation of the auditors, Company management expects no other matters to be presented for action at the Meeting. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented unless otherwise specified in the Proxy.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company's transfer agent, American Stock Transfer and Trust Company will assist it in the solicitation of proxies from brokers and nominees. The fees for the services of the transfer agent are included in the monthly fees paid by the Company, however, the Company will reimburse the transfer agent for its reasonable out-of-pocket expenses incurred in connection with providing solicitation services. Certain employees of the Company, who will receive no compensation for their services other than their regular remuneration, may also solicit by telephone, telegram, telex, telecopy, or personal interview.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     At the Meeting, five directors are to be elected to a one-year term and to hold office until their successors are elected and qualified. The Board of Directors consists of one class, which serves for a one-year term or until their successor is elected and qualifies. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, FOR the election of each of the directors nominated to serve on the Board to serve until the fiscal 2000 Annual Meeting of Stockholders or other dates for proposed election of new directors. If contrary to present expectation, any of the nominees should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

             INFORMATION CONCERNING DIRECTORS AND DIRECTOR NOMINEES.

     Set  forth  is  certain  information   concerning  directors  and  director
nominees.

                                                                     Year First
                                                                      Elected A
         Name of Nominee            Age       Position                 Director
         ---------------            ---       --------                 --------

         Mair Faibish                40     Chairman and Chief
                                            Executive Officer
                                            and Director                  1989

         Henry J. Platek, Jr.        54     President, Chief Operating
                                            Officer and Director          1989

         Mitchell Gerstein           44     Chief Financial Officer,
                                            Treasurer, Secretary
                                            and Director                  1991

         Dominic Marsicovetere       51     Director                      1993

         Michael Ferrone             48     Director                      1995

     MAIR FAIBISH. Mr. Faibish has been Executive Vice President, Chief Financial Officer and a Director of the Company since May 1989 and Chairman and Chief Executive Officer since January 1, 2000. He serves on the Compensation and Executive committees.

     HENRY J. PLATEK, JR. has been President and a Director of the Company since December 1989 and Chief Operating Officer since January 1, 2000.

     MITCHELL GERSTEIN. Mr. Gerstein has been Treasurer since March 1994, Vice President and a Director of the Company since June 1991. Controller and Treasurer of the Company since March 1992, Secretary of the Company from June 1991 to March 1994, a position he resumed in January 1995 and Chief Financial Officer since January 1, 2000. Mr. Gerstein serves on the Audit Committee.

     DOMINIC A. MARSICOVETERE, CPA. Mr. Marsicovetere has been a Director of the Company since April 1993. Since 1978, Mr. Marsicovetere has been an Accounting Professor in the school of Business Administration at Hofstra University. Since 1978, Mr. Marsicovetere had been in private practice as a certified public accountant. Mr. Marsicovetere is the chairman of the Audit Committee and Independent Compensation Committee.

     MICHAEL FERRONE. Mr. Ferrone is an associate with Guardian Insurance Company where he has been employed for the last year. Prior thereto he had been an associate at Certified Financial Services for 2 years. Mr. Ferrone has been a Vice President and has served on the Executive Committee of Alliance Financial Group for the past eight years. Mr. Ferrone serves on the Audit Committee and Independent Compensation Committee.

                              CORPORATE GOVERNANCE

     Directors are elected at the annual meeting of stockholders and hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

     The Board of Directors has primary responsibility of directing the management of the business and affairs of the Company. The Board currently consist of five members.

     The Company has an Audit Committee, an Executive Committee, an Independent Compensation Committee and an Employee Compensation Committee.

     The Audit Committee is comprised of Dominic A. Marsicovetere (chair) and Mitchell Gerstein and Michael Ferrone and its functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan and results of their examination of the consolidated financial statements and determining the independence of such accountants. The Audit Committee will also have primary responsibility for reviewing all related party transactions. However, it is the Company's policy that all related party transactions be approved by a majority of the disinterested directors of the Company. Such directors will not be required to make a determination that each related party transaction meets a fairness test, but will decide whether the transaction is in the best interest of the Company. The Audit Committee is comprised of a majority of independent directors as required by NASDAQ.

     The Executive Committee is comprised of Henry J. Platek, Jr. and Mair Faibish and is responsible for establishing policies and procedures relating to the administration and operation of the Company.

     The Independent Compensation Committee, consisting of Dominic Marsicovetere and Michael Ferrone, the Company's two independent non-employee directors, will review and make recommendations with respect to compensation of officers and key employees. They also administer the Company's 1994 Services and Consulting Compensation Plan, as amended with respect to compensation of directors (except non-employee directors) and officers and consultants of the Company.

     The Employee Compensation  Committee,  consisting of Mair Faibish and Henry
J. Platek, will review and make recommendations with respect to compensation of employees who are not officers or directors.

     Executive officers serve at the discretion of the Board of Directors, subject to any employment agreement between the executive officer and the Company.

     The Board of Directors and its Committee voted by unanimous or majority (on notice to others not voting) written consent in lieu of formal meetings with respect to all actions taken in the year ended December 31, 1997 and December 31, 1998, and thereafter in 1999.

     None of the directors or respective officers of the Company have over the last two fiscal years been involved in any material transactions with the Company wherein the amount of money involved exceeded $100,000 although the Company and its affiliates have purchased insurance instruments through Mr. Ferrone. No material transactions involving the officers and or directors of the Company and the Company are proposed. There are also no common affiliations between the Company and officers and/or directors in any other business or entity, to the best knowledge of the Company.

     No officer, director and/or former member or affiliate thereof is or in the last two fiscal years has been in debt to the Company in excess of $100,000.

             COMPENSATION OF DIRECTORS/ NON-EMPLOYEE DIRECTOR PLAN

     Directors and committee members who are part of management serve as such without compensation but are reimbursed for their reasonable out-of-pocket expenses in attending meetings of the Board and its committees. Pursuant to the Option Plan, directors who are not employees of the Company are granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to fair market value on the date of grant immediately upon their election or reelection to the Board of Directors.

                            RECOMMENDATION AND VOTE

     The Board of Directors recommends the election of the nominees listed above as directors of the Company to hold office until the next annual meeting or until their successors are elected and qualified. The affirmative vote of a plurality of the Company Shares represented at the Meeting where a quorum is presented is required for such approval. Quorum at the meeting shall require attendance in person and/or by proxy by at least one-third amount of the potential votes outstanding.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of May 1, 2000 information regarding the beneficial ownership of the Company's voting securities (i) by each person who is known to the Company to be the owner of more than five percent of the Company's voting securities, (ii) by each of the Company's directors, and (iii) by all directors and executive officers of the Company as a group:


                                   Amount and Nature of
                                   Beneficial Ownership       Percent of Class
Name and Address of                Common     Preferred       Common   Preferred
Beneficial Owner(1)                 Stock       Stock         Stock     Stock
---------------------               -----       -----         -----     -----


Henry J. Platek (2)..........     183,600         -0-             1.3%     --
40 Underhill Blvd.
Syosset, NY  11791

Mair Faibish (3).............   1,741,450       100,000         12.05%    100.0%
40 Underhill Blvd.
Syosset, NY  11791

Mitchell Gerstein(4).........      50,000         -0-             .30%     --
40 Underhill Blvd.
Syosset, NY  11791

Dominic A. Marsicovetere.....      10,000         -0-             .10%     --
40 Underhill Blvd.
Syosset, NY  11791

Michael Ferrone.............       10,000           -0-           .10%     --
40 Underhill Blvd.
Syosset, NY  11791

Larry Fleischman............      1,216,815        -0-            8.4%     --
350 Vanderbilt Motor Pkwy
Ste. 404
Hauppauge, NY 11788

Sinclair Broadcast Group, Inc..   2,200,000        -0-           15.2%     --
10706 Beaver Dam Road
Cockeysville, Md. 21030

All Officers and Directors
as Group....................    1,995,050       100,000          13.8%  100.0%

(1) Unless otherwise indicated, each person named in the table exercises sole voting and investment power with respect to all shares beneficially owned.

(2) Includes 333 shares owned by Michaleen Platek, wife of Henry J. Platek Jr., and 333 shares owned by MNP Corporation d/b/a Twin Cities Wholesale Grocers Incorporated ("MNP"), a corporation wholly-owned by Mrs. Platek. Henry Platek disclaims beneficial ownership of the shares held by Michaleen Platek and MNP. Also includes 155,000 options expiring 10/2003

(3) Mr. Faibish owns the 100,000 shares of Preferred Stock outstanding. Each share of Preferred Stock is entitled to 13 votes on all matters on which Common Stock may vote. Accordingly, the percentage of overall voting power of the Company's voting securities beneficially owned by Mair Faibish and all officers and directors as a group is increased accordingly. Also includes 1,135,000 options expiring 10/2003

(4) Includes 50,000 options expiring 10/2004

                        PROPOSAL 2. ELECTION OF AUDITORS


     Belew, Averitt LLP are expected to be the independent auditors of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2000 and have acted as such during the last two years of the Company. At the meeting, Belew, Averitt LLP are being nominated to serve as the auditors for the Company for the fiscal year ending December 31, 2000. It is not expected however that any representative of the auditors will be available at the Meeting to respond to questions.

     The financial statements of the Company as of and for the fiscal years ended December 31, 1998 and December 31, 1999 were audited by Belew, Averitt LLP and such did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                            RECOMMENDATION AND VOTE

     The Board of Directors recommends the election of Belew, Averitt LLP to serve as auditors for the Company for the fiscal year ended December 31, 2000 and until successors are elected and qualified. The affirmative vote of a majority of the Company Shares represented at the Meeting where a quorum is present is required for such approval. Quorum at the Meeting shall require attendance in person and/or by proxy by at least one-third amount of potential votes outstanding.

             PROPOSAL 3. AMEMDMENT TO CERTIFICATE OF INCORPORATION
                          TO INCREASE AUTHORIZED STOCK
                       AND CREATE CLASS B PREFERRED STOCK

     The Company proposes to amend its Certificate of Incorporation to increase the amount of stock it is authorized to issue to 60,000,000 shares divided into 49,900,000 shares of common stock, 100,000 shares of present Class A Preferred Stock, and creation of a new Class B Preferred Stock consisting of 10,000,000 shares thereof. Such Class B Preferred Stock shall be structured as "blank" stock pursuant to statutory authorization provided under Section 102(a)(4) of the Delaware General Corporation Law whereby the terms and provisions of such Class B Preferred Stock shall be subject to designation at a future time before issuance, by the Company's Board of Directors, as set forth in the form of Certificate of Amendment to Certificate of Incorporation of Synergy Brands Inc. a copy of which is included herewith as an exhibit for review. The Company believes that such amendment is advisable to increase the amount of stock generally available for future investment and in particular to create a class of stock in the proposed Class B Preferred Stock which would be available for issuance to a class of potential investors interested in financial returns from the Company and not the equity market for sale of the Company's stock. The Company has adopted a strategy of seeking opportunities to realize gains through the selective purchase and/or sale of investments or having separate subsidiaries or affiliates buy or sell minority interests to outside investors. The additional Preferred Stock will be instituted with such plan in mind and is expected to be utilized to further such corporate purposes. The Company believes that this strategy provides the ability to increase shareholder value as well as provide capital to support the growth in the Company's subsidiaries and investments. The Company expects to continue to develop and refine the products and services of its business focusing on the Internet as the primary mode of
distribution,   with  the  goal  of  increasing  revenue  as  new  products  are commercially introduced, and to continue to pursue the acquisition of or the investments in, additional Internet companies. The Company will seek to continue to attract traditional media investments, partner with advanced value added technologies that will be synergistic to its Internet platforms as well as partner with existing Internet companies to achieve its goals of building a strategic portfolio of Internet assets.

                            RECOMMENDATION AND VOTE

     The Board of Directors recommends a vote FOR the Amendment. The affirmative vote of a majority of all votes represented by outstanding stock is required to approve such Amendment regardless of the presence of a quorum at the Meeting. If a quorum is present the proposal may not pass if a majority of the votes present in person and/or by proxy voting for the Amendment does not equal to at least a majority of all votes outstanding, whether or not attending at the Meeting. Approval of such amendment, since it creates a new and additional class of preferred stock, also requires the vote of at least a majority of the votes represented by all outstanding Class A Preferred Stock, whether or not present in person and/or by proxy at the Meeting.

                                 OTHER BUSINESS

     Management knows of no other business which is to be presented for action at the meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their judgement.

     It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person are urged to execute and return the enclosed proxy to which no postage need be affixed if mailed in the United States.

                             EXECUTIVE COMPENSATION

     Set forth below are tables showing (i) in summary form, the compensation paid to Henry J. Platek and Mair Faibish the only executive officers of the Company who earned in excess of $100,000 during any of the fiscal year presented: and (ii) the options and stock appreciation rights (SARs) granted to such executives in 1998.

                           SUMMARY COMPENSATION TABLE

                             annual             long term compensation

                          compensation                awards
                         ---------------    -----------------------------------

                                            restricted    securities underlying
                             salary         stock bonus     stock options

NAME
----

Henry Platek, CEO
              1997       $ 62,927.00                0                 0
              1998       $ 52,174.00           $3,750            25,000
              1999       $ 64,143.00                0           100,000

Mair Faibish, CFO
              1997       $ 97,782.00                0                 0
              1998       $113,745.00                0           735,000
              1999       $106,000.00                0           750,000

OPTION GRANTS IN THE LAST FISCAL YEAR

number of securities                            exercise of base               potential realizable at assumed
                      underlying options   percent of total options   price            expiration   annual rates of stock price
                      granted              granted to employees       $/share          date         appreciation for option term
                                                                                                           5%              10%

Henry Platek, CEO        100,000                   2.22%               $1.25            10/31/04         $35,000        $ 76,250
                          30,000                   0.67%               $0.65            10/31/04         $ 5,460        $ 11,895
                          25,000                   0.56%               $0.40            10/05/03         $ 2,100        $  6,100

Mair Faibish, CFO        750,000                   16.67%              $1.25            10/31/04        $262,500        $571,875
                         735,000                   16.33%              $0.50            10/05/03        $ 77,175        $224,175

Compensation Committee Interlocks and Insider Participation

     All decisions with respect to the stock compensation of the Company's executive officers and key employees are made by the Independent Compensation Committee, which is comprised of Mr. Marsicovetere and Mr. Ferrone under the 1994 Plan. Neither Mr. Marsicovetere nor Mr. Ferrone are officers or employees of the Company nor were they at any time.

     All decisions with respect to the compensation of employees who are not officers or key employees are made by the Employee Compensation Committee which is comprised of Mr. Platek and Mr. Faibish. Mr. Faibish is the Executive Vice President and Chief Financial Officer of the Company.

             REPORT OF THE BOARD OF DIRECTORS ON ANNUAL COMPENSATION


ADMINISTRATION OF COMPENSATION PROGRAM

     The Independent Compensation Committee will be responsible for establishing and administering the stock compensation policies applicable to the Company's executive officers.

     Prior to the establishment of the Committee, decisions with respect to the compensation of the Company's executive officers have been made by the Board of Directors.

COMPENSATION POLICY

     The goals of the Company's executive compensation policy are to (i) attract and retain qualified executives and (ii) ensure that an appropriate relationship exists between executive pay and the creations of shareholder value. To achieve these goals, the Company's executive compensation policy will reward executives for long term strategic management and the enhancement of stockholder value by integrating annual base compensation with other forms of incentive compensation based upon corporate results and individual performance. Measurement of corporate performance will be primarily based on the level of achievement of Company goals and upon Company performance levels compared with industry performance levels.

     The Committee will obtain compensation survey data where available for similar industries to be used as a guide to establish compensation levels to be competitive with and comparable to other companies in its industry group.

FISCAL 1999 EXECUTIVE COMPENSATION PROGRAM

     The Company's fiscal 1999 executive compensation program was comprised exclusively of base salary and stock grants pursuant to the Company's compensation plan. During fiscal 1999 Mr. Faibish and Mr. Platek, the Company's two executive officers, did not receive salary increases. The decisions not to grant increases were made by the Board of Directors based on the company performance and financial condition. The compensation program described below will be implemented by the Independent Compensation Committee on a going forward basis.

     BASE SALARY. The Independent Compensation Committee will review and approve all salary changes and stock grants for executive officers. The Committee will base its approval of such salary changes on: (i) performance of the executive,
(ii) Company performance, (iii) experience, and (iv) external salary surveys.

     ANNUAL INCENTIVE. The Company may use annual performance incentives to focus management on achieving financial and operating results. The Company may establish a bonus pool for executive officers for particular year or years, from which bonuses will be paid at the discretion of the President and Executive Vice President upon approval of the Committee, except that bonuses awarded to the President and Executive Vice President will be at the discretion of the Committee based on the financial performance of the Company.

     LONG TERM INCENTIVE. The primary purpose of the long-term incentive compensation plan (the "Plan") is to link management pay with the long term interests of stockholders. The Independent Compensation Committee will use stock options to achieve this link. The grant of options at 100 percent for the fair value assures that the executive officers will receive a benefit only when stock price increases.

     The amount of options granted is based on comparative data on the estimated value of long term compensation for other industry executives. In determining annual stock option grants, the Independent Compensation Committee will base its decision on the individual's performance and potential to improve stockholder value.

     In March 1994, certain executive officers of the Company were awarded stock options.

CEO COMPENSATION DURING FISCAL 1999

     Mr. Platek's salary is intended to be competitive with salary arrangements received by other chief executive officers in the industry. The Committee will base future bonuses or awards to Mr. Platek on Company and Individual performance as compared to other promotional wholesale distribution companies, and the criteria set forth above for executive officers generally.

COMPENSATION OF DIRECTORS

     The Company's executive officers do not receive any compensation for their services as Directors; however, such officers are reimbursed for their reasonable out-of-pocket expenses in attending any meetings of the Board and/or its committees. The Company's two non-employee Directors, on the other hand, each receive compensation for their service in the form of an option to purchase 10,000 shares of the Company's Common Stock immediately upon their election or re-election to the Board. These options, which are granted pursuant to the Company's Stock Option Plan for Non-Employee Directors (the "Option Plan"), are issued at their fair market value, are immediately exercisable and have a term of ten years.

EMPLOYMENT CONTRACTS

     The Company entered into employment agreements (the "Agreements") with each of Messrs. Platek and Faibish on November 14, 1994, providing for their continued employment in their current capacities until October 1997 and such agreements have been extended until terminated or new employment agreements are executed subject to termination for cause at an annual base salary, effective November 14, 1994 with respect to Mr. Platek and effective April 1, 1995 with respect to Mr. Faibish, of $108,000 (with automatic 5% annual increases). Under these Agreements, Messrs. Platek and Faibish will each be eligible to receive bonus payments at the discretion of the Independent Compensation Committee. In addition, the Agreements provide for each of Messrs. Platek and Faibish to receive certain stock option grants pursuant to the Company's 1994 Plan. Each officer has agreed that upon termination of his employment he will not compete with the Company for a period of one year in any area within a 50 mile radius of the Company's principal place of business. The Agreements also provide for certain payments in the event of either officers' disability and for the use of a Company automobile.

CONCLUSION

     The Board of Directors and the Independent Compensation Committee believe that the quality and motivation of management make a significant difference in the long term performance of the Company. The Board of Directors and the Committee also believe that a compensation program which rewards performance that meets or exceeds high standards also benefits the stockholders, so long as there is an appropriate downside risk element to compensation when performance falls short of such standards. The Board of Directors and the Committee are of the opinion that the Company's management compensation program meets these requirements, has contributed to the Company's success, and is deserving of stockholder support.

                            COMPANY STOCK PERFORMANCE


                             (PLEASE SEE SCHEDULE A)

ANNUAL REPORT

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1998 which includes audited financial statements has been previously mailed to stockholders and the 1999 Annual Report being mailed to shareholders herewith. Such reports are incorporated herein by reference and should be review by the recipient of this Proxy Statement in conjunction with review of the other information on the company included herewith.

FORM 10-KSB

     The Company is furnishing herewith to each person whose Proxy is being solicited, a copy of the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission. The 10-KSB report of the Company for 1999 is incorporated herein by reference and should be reviewed by the recipient of this Proxy Statement in conjunction with review of the other information on the Company included herein.

STOCKHOLDER PROPOSALS

     If any stockholder desires to present a proposal for action at the Company's annual meeting to be held in 2000, such proposal must be in compliance with applicable laws and Securities and Exchange Commission regulations and must be received by the Company on or prior to February 1, 2000.

SECTION 16 REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it with respect to fiscal 1998 and 1999 or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with.

                       By Order of the Board of Directors

                                Mitchell Gerstein
                                    Secretary

Syosset, NY

                                   SCHEDULE A
                            COMPANY STOCK PERFORMANCE

                         1994      1995      1996      1997    1998      1999
                         ----      ----      ----      ----    ----      ----

SYNERGY BRANDS INC.      100      49.41       4.71     2.64     4.00     4.47
MG GROUP INDEX           100     134.62      99.17    58.79   154.26   448.96
RUSSEL 3000 INDEX        100     136.80     166.65    219.62  271.92   324.58


PEER GROUP INCLUDES:

RUSSEL 3000 INDEX

(GRAPH ALSO INCLUDED) Graph represents the total return of $100 investment in the Company relative to sample peer group and a national stock index

                                    EXHIBIT A
                               SYNERGY BRANDS INC.
                               40 UNDERHILL BLVD.
                                SYOSSET, NY 11791
           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mair Faibish and Mitchell Gerstein, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated herein, all of the shares of the common stock, par value $.001 per share, of Synergy Brands Inc. the "Company"), held of record by the undersigned on at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held on , and any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS PRESENTED FOR SHAREHOLDER VOTE AT THE ANNUAL MEETING.

1. PROPOSAL TO ELECT THE FOLLOWING PERSONS TO SERVE AS THE BOARD OF DIRECTORS FORSYNERGY BRNADS INC. FOR ONE YEAR FROM THE EFFECTIVE DATE OF THE ANNUAL
MEETING OF SHAREHOLDERS TO WHICH THIS PROXY RELATES OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED:

HENRY J. PLATEK, JR.
MAIR FAIBISH
MITCHELL GERSTEIN
DOMINIC MARSICOVETERE
MICHAEL FERRONE

2. PROPOSAL TO ELECT BELEW, AVERITT & COMPANY TO SERVE AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

FOR { }   AGAINST { }  ABSTAIN { }

3. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE ITS AUTHORIZED STOCK TO 60,000,000 SHARES CONSISTING OF 49,900,000 SHARES OF COMMON STOCK, 100,000 SHARES OF CLASS A PREFERRED STOCK (PRESENTLY EXISTING) AND 10,000,000 SHARES OF CLASS B PREFERRED STOCK (NEW).

FOR { }   AGAINST { }  ABSTAIN { }

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

FOR  { }  AGAINST { } ABSTAIN { }

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW { }

PLEASE EXECUTE THIS PROXY AS YOUR NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER
AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

SIGNATURE:                             DATE:


SIGNATURE:                             DATE:


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    EXHIBIT B
                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE OF INCORPORATION
                                       of
                               SYNERGY BRANDS INC.

      Synergy Brands Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Synergy Brands Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: that this corporation shall and is hereby authorized to amend its Certificate of Incorporation to increase the amount of authorized stock available to be issued by this corporation from 30,000,000 shares of stock to 60,000,000 shares of stock divided into 49,900,000 shares of Common Stock, 100,000 shares of Class A Preferred Stock and 10,00,000 shares of Class B Preferred Stock, the intended purpose of such amendment being to allow the issuance of further securities to facilitate processing of this corporation's business expansion opportunities and satisfy further diversified investment interest to raise working capital. The Certificate of Incorporation of this corporation be so amended by:

     1. Changing the first Paragraph of Article FOURTH therein, first sentence therein to read as follows.

     "The total number of shares of stock which the corporation shall have authority to issue eighty million (60,000,000)."

     2. Changing the paragraph in article numbered FOURTH which now reads.

     "The 30,000,000 authorized shares shall be divided into 29,900,000 common shares, par value $.001 per share and 100,000 Class A Preferred Stock, par value $.001 per share"

     so that, as amended, said paragraph shall be and read as follows:

     "The 60,000,000 authorized shares shall be divided into 49,900,000 common shares, par value $.001 per share, 100,000 Class A Preferred Stock, par value $.001 per share and 10,000,000 Class B Preferred Stock, par value $.001 per share."

     3. Adding to Article Fourth the Following language:

     "10,000,000 shares of the stock authorized to be issued by this corporation as Class B Preferred Stock shall have the following provisions applicable there to, unless and until such provisions shall be changed by further resolution of this corporation's Board of Directors as to any stock of the class remaining authorized but unissued:

     The Class A Preferred Stock shall be issued in one or more series. The Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

     a. The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

b. The annual dividend rate on the shares of that series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

c.  The  redemption  price  or  prices  for  the  particular   series,  if
redeemable, and the terms and conditions of such redemption;

     d. The  preference,  if any,  of shares of such  series in the event of any
voluntary  or  involuntary  liquidation,   dissolution  or  winding  up  of  the
Corporation;

     e. The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

     f. The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

     g. Any other relative rights, preferences and limitations of that series.

     RESOLVED: that the consent of shareholders of this corporation be requested to adopt the above resolutions, where necessary in accord with the General Corporation Law of the State of Delaware.

     SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation of Law of the State of Delaware (the "GCL"), by written consent of a majority of the votes represented by outstanding stock entitled to vote thereon, given in accordance with the provisions of Section 228 of the GCL, with respect to which action written notice has been given as provided in section 228 of the GCL.

     THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS OF, said corporation has caused this certificate to be signed by
Henry Platek, its President, and Mitchell Gerstein, its secretary, this      day
of            , 2000.

                                                  By:________________________
                                                  Henry Platek, President


                                                  By:_________________________
                                                  Mitchell Gerstein, Secretary